CONSENT OF INDEPENDENT AUDITORS


To Board of Trustees and Shareowners
         Alleghany Funds:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Information" in the Statement of Additional Information.

KPMG LLP
KPMG LLP


Chicago, Illinois
February 24, 1999